Exhibit 99.1
SoundHound AI Reports Strong Q4 Revenue, Up 84% Year-Over-Year
Full Year 2022 Revenue of $31.1 Million at High End of Guidance; Company Expects to Grow Revenue by Approximately 50% in 2023

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the fourth quarter and full year 2022.

Conversational AI is at a watershed moment and our proprietary Dynamic Interaction and Generative AI solutions are perfectly positioned. From electricity to telecommunications to internet search, each generation has established a new foundational capability to better serve society, and AI will catalyze this next horizon” said Keyvan Mohajer, Co-Founder and CEO of SoundHound. “Such a convergence of technological maturity and market demand is rare, and SoundHound, as a leading innovator of voice and conversational AI, is in a unique position to create tremendous value.”

Fourth Quarter and Full Year Financial Highlights
•Fourth quarter revenue was $9.5 million, an increase of 84% year-over-year
•Fourth quarter gross margin was 71%, an increase of 4 percentage points year-over-year
•Fourth quarter earnings per share was a net loss of ($0.15), compared to ($0.32) in the prior year. Net loss was ($30.7) million, compared to ($21.8) million in the prior year
•At the end of 2022, cumulative bookings backlog was $332 million, an increase of 59% year-over-year
•In 2022, queries grew 85% year-over-year leading to an annual run rate of approximately 2.2 billion queries
•Full year revenue was $31.1 million, an increase of 47% year-over-year
•Full year earnings per share was a net loss of ($0.73), compared to ($1.18) in the prior year. Net loss was ($115.3) million, compared to ($79.5) million in the prior year

"We closed 2022 on a strong note, and we are entering 2023 in a position of strength. Customer engagement is robust, we are rolling out waves of industry-defining innovations, and the market demand for our solutions is high," said Nitesh Sharan, CFO of SoundHound. "We have taken the necessary steps to significantly improve our operating efficiency, strengthen our financial foundation, and we have a clear line of sight to near-term profitability and sustained long-term growth."

Business Highlights

Product launches
SoundHound launched a broad range of category-leading products:
•SoundHound’s next generation, multimodal voice interface Dynamic Interaction for restaurants and customer service.
•Dynamic Interaction with Generative AI for devices and automotive.
•Intelligent Transcription, which captures, identifies, and attributes meaning to live conversations.
•Edge and Cloud connectivity options to open up voice AI to even more smart device, IoT, and vehicle manufacturers.
Upcoming Launch
•The Company is announcing the upcoming launch of its chat AI service for end users and businesses, which combines the power of software engineering and machine learning with Generative AI to deliver the digital assistant experience that users have been desiring for decades.

Partner announcements
SoundHound forged a number of key partnerships with world class brands:
•In automotive, SoundHound now provides voice AI solutions for 20 global brands.
•Expanded its existing relationship with Hyundai, which includes a multi-year arrangement.
•Expanded its relationship with Stellantis in Europe, adding multiple brands.
•Announced collaborations in the automotive space with LG and HARMAN International, a Samsung Company, as well as DPCA and DMI.
•Agreement with Qualcomm to bring SoundHound voice AI to Snapdragon platforms.
•Signed a new deal expanding its long standing relationship with VIZIO.
•Extended its partnership with Snap.

•PoS agreements with Square, Toast and Oracle.
•Airmeez chose SoundHound to deliver its intelligent virtual assistant and notification services with natural language interactions across multiple channels.

Industry recognition
SoundHound’s voice AI has received broad praise and recognition:
•Qualcomm, Yobe, and LG showcasing its voice technology at CES.
•AI Magazine named SoundHound among ten other disruptive global AI companies.
•SoundHound was also named as a 2022 Speech Industry Award Winner.
•SoundHound for Restaurants was named among the winners of the National Restaurant Association’s Smartbrief Innovation Awards for Foodservice 2022.

Financial Results in Detail

Fourth Quarter 2022 Financial Measures

	Three Months Ended
(thousands, except per share data)	December 31, 2022	December 31, 2021	Change in %
Cumulative bookings backlog[1]	$331,515	$207,927	59%

Revenues	$9,501	$5,151	84%
Operating expenses:
Cost of revenues	$2,755	$1,707	61%
Sales and marketing	6,744	981	587%
Research and development	21,528	16,368	32%
General and administrative	7,226	5,134	41%
Total operating expenses	$38,253	$24,190	58%
Operating loss	$(28,752)	$(19,039)	51%
Net loss	$(30,680)	$(21,847)	40%
Net loss per share	$(0.15)	$(0.32)	$0.17

Adjusted EBITDA[2]	$(18,620)	$(15,433)	21%

Full Year 2022 Financial Measures

	Twelve Months Ended
(thousands, except per share data)	December 31, 2022	December 31, 2021	Change in %
Revenues	$31,129	$21,197	47%
Operating expenses:
Cost of revenues	$9,599	$6,585	46%
Sales and marketing	20,367	4,240	380%
Research and development	76,392	59,178	29%
General and administrative	30,178	16,521	83%
Total operating expenses	$136,536	$86,524	58%
Operating loss	$(105,407)	$(65,327)	61%
Net loss	$(115,373)	$(79,540)	45%
Net loss per share	$(0.73)	$(1.18)	$0.45

Adjusted EBITDA[2]	$(72,578)	$(53,503)	36%

1)Cumulative bookings backlog is prior quarter end balance plus new bookings in the current quarter minus associated revenue recognized. Balance is as of December 31, 2022.
2)Please see table below for a reconciliation from GAAP to non-GAAP.

Summary of Liquidity and Cash Flows
The Company’s cash and cash equivalents was $9.2 million at December 31, 2022. In January 2023, the Company successfully raised $25 million in net proceeds of equity financing from both current shareholders and new capital providers.

	Year Ended
(thousands)	December 31, 2022	December 31, 2021
Cash flows:
Net cash used in operating activities	$(94,019)	$(66,177)
Net cash used in investing activities	(1,329)	(636)
Net cash provided by financing activities	82,001	44,653
Net change in cash and cash equivalents	$(13,347)	$(22,160)
Business Outlook

Based on the Company's strong business momentum and customer demand for its voice AI products and services, the Company expects to grow its revenue by approximately 50% in 2023. SoundHound’s guidance for revenue in 2023 is expected to be in a range of $43 to $50 million. With this growth, and previously announced restructuring, which we expect will result in approximately $60 million of operating cost savings, the Company expects to become adjusted EBITDA positive in the fourth quarter of 2023.
Additional Information
SoundHound expects to file its Form 10-K for 2022, by March 31, 2023. For more information please see the company’s SEC filings which can be obtained on our website at investors.soundhound.com.

Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time. Please click here to pre-register for the conference call and obtain your dial in number and passcode. A live webcast will also be accessible at investors.soundhound.com and a replay of the webcast will be available following the session.
About SoundHound

SoundHound AI (Nasdaq: SOUN), a leading innovator of conversational intelligence, offers an independent voice AI platform that enables businesses across industries to deliver best-in-class conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies, SoundHound’s advanced voice AI platform provides exceptional speed and accuracy and enables humans to interact with products and services like they interact with each other—by speaking naturally. SoundHound is trusted by companies around the globe, including Hyundai, Mercedes-Benz, Pandora, Qualcomm, Netflix, Snap, Square, Toast, LG, VIZIO, KIA, and Stellantis. www.soundhound.com
Forward Looking Statements
This press release forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company, the company's ability to implement its business strategy and anticipated business and operations, including the anticipated launch of its chat AI service, the potential utility of and market for the company's products and services, guidance for financial results for 2023 and our ability to timely file our annual report on Form 10-K. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, current uncertainties associated with the COVID-19 pandemic, our inability to predict or measure supply chain disruptions at our customers resulting from the COVID-19 pandemic and other causes, the potential future revenue associated with our AI platform products and services; our projected rate of revenue growth; the impact of our announced restructuring; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance is included in this release: adjusted EBITDA. We define Adjusted EBITDA as our GAAP net loss excluding (i) interest and other expense, net, (ii) depreciation and amortization expense, (iii) income taxes, and (iv) stock-based compensation. A reconciliation of GAAP to this adjusted non-GAAP financial measure is included below. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.
Reconciliation of GAAP Net Profit (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended
(thousands)	December 31, 2022	December 31, 2021
GAAP net profit (loss)	$(30,680)	$(21,847)

Adjustments:
Interest and other expense, net[1]	$644	$3,752
Income taxes	1,284	(944)
Depreciation and amortization	840	1,333
Stock-based compensation	9,292	2,273
Adjusted EBITDA	$(18,620)	$(15,433)
1)Includes other (income)/expense of ($0.5) and $1.1 million, respectively
Reconciliation of GAAP Net Profit (Loss) to Non-GAAP Adjusted EBITDA

	Twelve Months Ended
(thousands)	December 31, 2022	December 31, 2021
GAAP net profit (loss)	$(115,373)	$(79,540)

Adjustments:
Interest and other expense, net[1]	$7,077	$13,757
Income taxes	2,889	456
Depreciation and amortization	4,037	5,502
Stock-based compensation	28,792	6,322
Adjusted EBITDA	$(72,578)	$(53,503)
1)Includes other expense of $0.2 and $5.4 million, respectively
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